UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2020
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OPTINOSE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
(Address of principal executive offices and zip code)

(267) 364-3500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in Item 3.01 of the Current Report on Form 8-K filed on September 17, 2020 by OptiNose, Inc. (the “Company”), the resignation of Mr. Tamaroff from the Company’s Board of Directors and Audit Committee on September 16, 2020 resulted in the Company not being in compliance with the “three independent member audit committee” requirement of the Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605. On October 2, 2020, the Company received a notice from the Nasdaq Listing Qualifications staff (“Nasdaq Notice”) confirming the Company’s non-compliance with the audit committee requirement of Nasdaq Listing Rule 5605 as noted above. The Nasdaq Notice also confirmed that consistent with Nasdaq Listing Rule 5605, the Company has a cure period to regain compliance until the earlier of the Company’s next annual shareholders’ meeting or September 16, 2021. The Company intends to appoint an additional independent director to its Audit Committee prior to the end of this cure period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OptiNose, Inc.
By: /s/ Keith A. Goldan
Keith A. Goldan
Chief Financial Officer
Date: October 7, 2020